EXECUTION VERSION Doc#: US1:15908262v2 SECOND SUPPLEMENTAL INDENTURE SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of April 28, 2022, among ADT INNOVATION LLC, a Delaware limited liability company (the “New Guarantor”), an indirect subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, and THE ADT SECURITY CORPORATION (or its successor), a Delaware limited liability company (the “Issuer”) and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”). W I T N E S S E T H : WHEREAS, the Issuer, the guarantors party thereto, and the Trustee executed and delivered an Indenture, dated as of July 29, 2021 (as originally executed, the “Original Indenture” or, as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Issuer from time to time of unsubordinated debt securities evidencing its unsecured indebtedness; WHEREAS, pursuant to the Original Indenture, Issuer has issued $1,000,000,000 of 4.125% First-Priority Senior Secured Notes due 2029 (the “Notes”); WHEREAS, pursuant to the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Second Supplemental Indenture; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows: 1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors (if any), to guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. 3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Original Indenture. 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second

Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. 5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. 6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. 7. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page to 2029 1L Indenture - Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written. ADT INNOVATION LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development

THE ADT SECURITY CORPORATION By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to 2029 1L Indenture - Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written. WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association By: /s/ Niki Austin Name: Niki Austin Title: Assistant Vice President